Schedule A

THIS SCHEDULE A lists the Funds and their respective Waiver Amounts, as well as the termination date for each Waiver Amount, established pursuant to this Advisory Fee Waiver Agreement:

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP American Balanced Allocation Fund	0.05%		All Fund assets	April 30, 2015

LVIP American Growth Allocation Fund	0.05%		All Fund assets	April 30, 2015

LVIP American Income Allocation Fund	0.05%		All Fund assets	April 30, 2015

LVIP American Century VP Mid Cap Value RPM Fund*	0.75%		All Fund assets	April 30, 2015

LVIP American Preservation Fund	0.10%		All Fund assets	April 30, 2015

LVIP AQR Enhanced Global Strategies Fund Fund	0.09%		All Fund assets	April 30, 2015

LVIP Baron Growth Opportunities Fund	0.05 0.10	% %	$250M-$500M Over $500M	April 30, 2015

LVIP BlackRock Emerging Markets RPM Fund	0.05%		All Fund assets	April 30, 2015

LVIP BlackRock Equity Dividend RPM Fund	0.05 0.10 0.13	% % %	Up to $250M $250-$750M Over $750M	April 30, 2015

LVIP BlackRock Global Allocation V.I. RPM Fund*	0.70%		All Fund assets	April 30, 2015

LVIP BlackRock Multi-Asset Income Fund	0.42%		All Fund assets	April 30, 2015

LVIP ClearBridge Variable Appreciation RPM Fund*	0.64%		All Fund assets	April 30, 2015

LVIP ClearBridge Variable Equity Income RPM Fund*	0.65%		All Fund assets	April 30, 2015

LVIP Columbia Small-Mid Cap Growth RPM Fund	0.10 0.05	% %	Up to $25M $25-$75M	April 30, 2015

LVIP FUND NAME	ADVISORY FEE WAIVER	AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP Delaware Foundation Aggressive Allocation Fund	0.10%	All Fund assets	April 30, 2015

LVIP Delaware Foundation Moderate Allocation Fund	0.10%	All Fund assets	April 30, 2015

LVIP Delaware Foundation Conservative Allocation Fund	0.10%	All Fund assets	April 30, 2015

LVIP Dimensional/Vanguard Total Bond Fund	0.05%	All Fund assets	April 30, 2015

LVIP Franklin Mutual Shares VIP RPM Fund*	0.65%	All Fund assets	April 30, 2015

LVIP Franklin Templeton Multi-Asset Opportunities Fund	0.28%	All Fund assets	April 30, 2015

LVIP Global Income Fund	0.07%	All Fund assets	April 30, 2015

LVIP Invesco V.I. Comstock RPM Fund*	0.65%	All Fund assets	April 30, 2015

LVIP Invesco Diversified Equity-Income RPM Fund*	0.58%	All Fund assets	April 30, 2015

LVIP JP Morgan High Yield Fund	0.05%	Over $250M	April 30, 2015

LVIP JPMorgan Mid Cap Value RPM Fund	0.12%	Up to $60M	April 30, 2015

LVIP MFS International Growth Fund	0.10%	All Fund assets	April 30, 2015

LVIP MFS International Growth RPM Fund*	0.65%	All Fund assets	April 30, 2015

LVIP Mid Cap Value Fund	0.05%	Up to $25M	April 30, 2015

LVIP SSgA Conservative Index Allocation Fund	0.10%	All Fund assets	April 30, 2015

LVIP SSgA Conservative Structured Allocation Fund	0.10%	All Fund assets	April 30, 2015

LVIP SSgA Global Tactical Allocation RPM Fund	0.10%	All Fund Assets	April 30, 2015

LVIP FUND NAME	ADVISORY FEE WAIVER		AVG. DAILY NET ASSETS OF THE FUND	TERMINATION DATE
LVIP SSgA International RPM Fund*	0.56%		All Fund assets	April 30, 2015

LVIP SSgA Moderate Index Allocation Fund	0.10%		All Fund assets	April 30, 2015

LVIP SSgA Moderate Structured Allocation Fund	0.10%		All Fund assets	April 30, 2015

LVIP SSgA Moderately Aggressive Index Allocation Fund	0.10%		All Fund assets	April 30, 2015

LVIP SSgA Moderately Aggressive Structured Allocation Fund	0.10%		All Fund assets	April 30, 2015

LVIP SSgA Bond Index Fund	0.07 0.12 0.15	% % %	Up to $500M $500-$2B Over $2B	April 30, 2015

LVIP SSgA International Index Fund	0.03 0.05	% %	Up to $500M Over $500M	April 30, 2015

LVIP SSgA Large Cap RPM Fund*	0.50%		All Fund assets	April 30, 2015

LVIP SSgA Small Cap RPM Fund*	0.70%		All Fund assets	April 30, 2015

LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.05%		Over $750M	April 30, 2015

LVIP UBS Large Cap Growth RPM Fund	0.15 0.10	% %	Up to $100M Over $100M	April 30, 2015

LVIP Vanguard Domestic Equity ETF Fund	0.05%		All Fund assets	April 30, 2015

LVIP Vanguard International Equity ETF Fund	0.05%		All Fund assets	April 30, 2015

LVIP VIP Contrafund® RPM Portfolio*	0.65%		All Fund assets	April 30, 2015

LVIP VIP Mid Cap RPM Portfolio*	0.64%		All Fund assets	April 30, 2015

*	The Waiver Amount shall renew automatically for one-year terms unless the Trust and LIA mutually agree to the termination at least 10 days prior to the end of the then current term.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 30th day of April 2014, to be effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION		LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson		/s/ William P. Flory, Jr.
Name:	Kevin J. Adamson	Name:	William P. Flory, Jr.
Title:	Vice President	Title:	Vice President & Chief Accounting Officer

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